Exhibit 99.1

Paycom Software, Inc. Reports First Quarter 2023 Results

First Quarter Revenues of $452 million, up 28% from the comparable prior year period

First Quarter GAAP Net Income of $119 million, representing 26% of total revenues, or $2.06 per diluted share

First Quarter Non-GAAP Net Income of $143 million, of $2.46 per diluted share

First Quarter Adjusted EBITDA of $221 million, representing 49% of total revenues

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended March 31, 2023.

“Results for the first quarter of 2023 were excellent, with robust revenue growth from new clients and expanding margins, as demand for automation and our easy-to-use HCM solutions continues to increase,” said Paycom’s founder, chairman and CEO, Chad Richison. “Our unique value proposition, particularly with Beti where employees do their own payroll, continues to resonate with clients and their employees.”

Financial Highlights for the First Quarter of 2023

Total Revenues of $451.6 million represented a 27.8% increase compared to total revenues of $353.5 million in the same period last year. Recurring revenues of $444.4 million increased 27.6% from the comparable prior year period, and constituted 98.4% of total revenues.

GAAP Net Income was $119.3 million, or $2.06 per diluted share, compared to GAAP net income of $91.9 million, or $1.58 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $142.7 million, or $2.46 per diluted share, compared to $110.6 million, or $1.90 per diluted share, in the same period last year.

Adjusted EBITDA1 was $220.5 million, compared to $170.1 million in the same period last year.

Cash and Cash Equivalents were $505.6 million as of March 31, 2023, compared to $400.7 million as of December 31, 2022.

Total Debt was $29.0 million as of March 31, 2023 and December 31, 2022.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending June 30, 2023 and the year ending December 31, 2023.

Quarter Ending June 30, 2023:

Total Revenues in the range of $397 million to $399 million.

Adjusted EBITDA in the range of $152 million to $154 million.

Year Ending December 31, 2023:

Total Revenues in the range of $1.713 billion to $1.715 billion.

Adjusted EBITDA in the range of $717 million to $719 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Further, we have not reconciled the forward-looking adjusted gross margin discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, the forward-looking adjusted gross margin to gross margin, and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth rate plus adjusted EBITDA margin, or the “Rule of 65”. Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile the “Rule of 65” to a comparable GAAP measure without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin, and “Rule of 65”. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, and (viii) “Rule of 65” as revenue growth rate (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)) and (ix) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, May 2, 2023, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 470-1428 (domestic) or (404) 975-4839 (international) and provide 863310 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

For nearly 25 years, Paycom Software, Inc. (NYSE:PAYC) has simplified businesses and the lives of their employees through easy-to-use HR and payroll technology to empower transparency through direct access to their data. And thanks to its industry-first solution, Beti®, U.S. employees now do their own payroll and are guided to find and fix costly errors before payroll submission. From onboarding and benefits enrollment to talent management and more, Paycom’s software streamlines processes, drives efficiencies and gives employees power over their own HR information, all in a single app. Recognized nationally for its technology and workplace culture, Paycom can now serve businesses of all sizes in the U.S. and internationally.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our corporate headquarters and other facilities; our plans to pay cash dividends; our plans to repurchase shares of our common stock through a stock repurchase plan; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K. We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$505,590	$400,730
Accounts receivable	17,802	22,843
Prepaid expenses	40,260	34,056
Inventory	887	1,607
Income tax receivable	—	5,583
Deferred contract costs	102,374	96,378
Current assets before funds held for clients	666,913	561,197
Funds held for clients	2,387,778	2,202,975
Total current assets	3,054,691	2,764,172
Property and equipment, net	421,017	402,448
Intangible assets, net	53,040	54,017
Goodwill	51,889	51,889
Long-term deferred contract costs	602,205	567,974
Other assets	58,780	62,013
Total assets	$4,241,622	$3,902,513
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,036	$16,054
Income tax payable	19,350	—
Accrued commissions and bonuses	17,594	28,439
Accrued payroll and vacation	36,188	45,023
Deferred revenue	20,505	19,825
Accrued expenses and other current liabilities	70,090	59,990
Current liabilities before client funds obligation	173,763	169,331
Client funds obligation	2,391,335	2,207,706
Total current liabilities	2,565,098	2,377,037
Deferred income tax liabilities, net	139,661	141,033
Long-term deferred revenue	100,297	97,591
Long-term debt	29,000	29,000
Other long-term liabilities	73,095	75,245
Total long-term liabilities	342,053	342,869
Total liabilities	2,907,151	2,719,906
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,525 and 62,518 shares issued at March 31, 2023 and December 31, 2022, respectively; 57,872 and 57,867 shares outstanding at March 31, 2023 and December 31, 2022, respectively)	625	625
Additional paid-in capital	608,966	576,622
Retained earnings	1,316,264	1,196,968
Accumulated other comprehensive earnings (loss)	(2,853)	(3,703)
Treasury stock, at cost (4,653 and 4,651 shares at March 31, 2023 and December 31, 2022, respectively)	(588,531)	(587,905)
Total stockholders’ equity	1,334,471	1,182,607
Total liabilities and stockholders’ equity	$4,241,622	$3,902,513

Paycom Software, Inc.
Unaudited Consolidated Statements of Comprehensive Income
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenues
Recurring	$444,421	$348,164
Implementation and other	7,216	5,355
Total revenues	451,637	353,519
Cost of revenues
Operating expenses	53,085	38,492
Depreciation and amortization	12,147	9,992
Total cost of revenues	65,232	48,484
Administrative expenses
Sales and marketing	103,574	74,996
Research and development	42,669	31,605
General and administrative	65,605	60,504
Depreciation and amortization	14,125	11,663
Total administrative expenses	225,973	178,768
Total operating expenses	291,205	227,252
Operating income	160,432	126,267
Interest expense	(837)	(215)
Other income (expense), net	6,004	1,412
Income before income taxes	165,599	127,464
Provision for income taxes	46,303	35,534
Net income	$119,296	$91,930
Earnings per share, basic	$2.06	$1.58
Earnings per share, diluted	$2.06	$1.58
Weighted average shares outstanding:
Basic	57,867	58,014
Diluted	57,991	58,219
Comprehensive earnings (loss):
Net income	$119,296	$91,930
Unrealized net gains (losses) on available-for-sale securities	1,050	(1,522)
Tax effect	(200)	403
Other comprehensive income (loss), net of tax	850	(1,119)
Comprehensive earnings (loss)	$120,146	$90,811

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$119,296	$91,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,272	21,655
Accretion of discount on available-for-sale securities	(124)	(303)
Non-cash marketing expense	418	437
Gain on disposition of property and equipment	(13)	—
Amortization of debt issuance costs	308	9
Stock-based compensation expense	27,819	22,055
Cash paid for derivative settlement	—	(174)
Gain on derivative	—	(1,089)
Deferred income taxes, net	(1,650)	(10,332)
Other	78	—
Changes in operating assets and liabilities:
Accounts receivable	5,041	(8,455)
Prepaid expenses	(6,984)	(4,859)
Inventory	385	124
Other assets	2,923	(2,970)
Deferred contract costs	(38,519)	(36,261)
Accounts payable	(4,645)	5,406
Income taxes, net	24,933	39,593
Accrued commissions and bonuses	(10,845)	(10,309)
Accrued payroll and vacation	(8,835)	8,579
Deferred revenue	3,386	3,390
Accrued expenses and other current liabilities	6,859	(1,195)
Net cash provided by operating activities	146,103	117,231
Cash flows from investing activities
Purchases of investments from funds held for clients	(25,000)	(169,152)
Proceeds from investments from funds held for clients	25,000	136,000
Purchases of property and equipment	(40,618)	(34,474)
Net cash used in investing activities	(40,618)	(67,626)
Cash flows from financing activities
Withholding taxes paid related to net share settlements	(626)	(218)
Payments on long-term debt	—	(444)
Net change in client funds obligation	183,629	2,099,530
Net cash provided by financing activities	183,003	2,098,868
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	288,488	2,148,473
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	2,409,095	1,812,691
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,697,583	$3,961,164

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2023	2022
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$505,590	$360,594
Restricted cash included in funds held for clients	2,191,993	3,600,570
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,697,583	$3,961,164

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$6,991	$5,394
Stock-based compensation for capitalized software	$3,597	$1,891
Right of use assets obtained in exchange for operating lease liabilities	$1,933	$4,146

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Net income to adjusted EBITDA:
Net income	$119,296	$91,930
Interest expense	837	215
Provision for income taxes	46,303	35,534
Depreciation and amortization	26,272	21,655
EBITDA	192,708	149,334
Non-cash stock-based compensation expense	27,819	22,055
Change in fair value of interest rate swap	—	(1,263)
Adjusted EBITDA	$220,527	$170,126
Net income margin	26.4%	26.0%
Adjusted EBITDA margin	48.8%	48.1%

	Three Months Ended March 31,
	2023	2022
Net income to non-GAAP net income:
Net income	$119,296	$91,930
Non-cash stock-based compensation expense	27,819	22,055
Change in fair value of interest rate swap	—	(1,263)
Income tax effect on non-GAAP adjustments	(4,464)	(2,074)
Non-GAAP net income	$142,651	$110,648

Weighted average shares outstanding:
Basic	57,867	58,014
Diluted	57,991	58,219

Earnings per share, basic	$2.06	$1.58
Earnings per share, diluted	$2.06	$1.58
Non-GAAP net income per share, basic	$2.47	$1.91
Non-GAAP net income per share, diluted	$2.46	$1.90

	Three Months Ended March 31,
	2023	2022
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$2.06	$1.58
Non-cash stock-based compensation expense	0.48	0.38
Change in fair value of interest rate swap	—	(0.02)
Income tax effect on non-GAAP adjustments	(0.07)	(0.03)
Non-GAAP net income per share, basic	$2.47	$1.91

	Three Months Ended March 31,
	2023	2022
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$2.06	$1.58
Non-cash stock-based compensation expense	0.48	0.38
Change in fair value of interest rate swap	—	(0.02)
Income tax effect on non-GAAP adjustments	(0.08)	(0.04)
Non-GAAP net income per share, diluted	$2.46	$1.90

	Three Months Ended March 31,
	2023	2022
Adjusted gross profit:
Total revenues	$451,637	$353,519
Less: Total cost of revenues	(65,232)	(48,484)
Total gross profit	386,405	305,035
Plus: Non-cash stock-based compensation expense	2,385	982
Total adjusted gross profit	$388,790	$306,017
Gross margin	85.6%	86.3%
Adjusted gross margin	86.1%	86.6%

	Three Months Ended March 31,
	2023	2022
Adjusted sales and marketing expenses:
Sales and marketing expenses	$103,574	$74,996
Less: Non-cash stock-based compensation expense	(5,476)	(2,877)
Adjusted sales and marketing expenses	$98,098	$72,119

Total revenues	$451,637	$353,519
Sales and marketing expenses as a % of revenues	22.9%	21.2%
Adjusted sales and marketing expenses as a % of revenues	21.7%	20.4%

	Three Months Ended March 31,
	2023	2022
Adjusted total administrative expenses:
Total administrative expenses	$225,973	$178,768
Less: Non-cash stock-based compensation expense	(25,434)	(21,073)
Adjusted total administrative expenses	$200,539	$157,695

Total revenues	$451,637	$353,519
Total administrative expenses as a % of revenues	50.0%	50.5%
Adjusted total administrative expenses as a % of revenues	44.4%	44.6%

	Three Months Ended March 31,
	2023	2022
Adjusted research and development expenses:
Research and development expenses	$42,669	$31,605
Less: Non-cash stock-based compensation expense	(5,258)	(2,219)
Adjusted research and development expenses	$37,411	$29,386

Total revenues	$451,637	$353,519
Research and development expenses as a % of revenues	9.4%	8.9%
Adjusted research and development expenses as a % of revenues	8.3%	8.3%

	Three Months Ended March 31,
	2023	2022
Total research and development costs:
Capitalized research and development costs	$21,353	$15,400
Research and development expenses	42,669	31,605
Total research and development costs	$64,022	$47,005

Total revenues	$451,637	$353,519
Total research and development costs as a % of revenues	14.2%	13.3%

Adjusted total research and development costs:
Total research and development costs	$64,022	$47,005
Less: Capitalized non-cash stock-based compensation	(3,597)	(1,891)
Less: Non-cash stock-based compensation expense	(5,258)	(2,219)
Adjusted total research and development costs	$55,167	$42,895

Total revenues	$451,637	$353,519
Adjusted total research and development costs as a % of revenues	12.2%	12.1%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended March 31,
	2023	2022
Non-cash stock-based compensation expense:
Operating expenses	$2,385	$982
Sales and marketing	5,476	2,877
Research and development	5,258	2,219
General and administrative	14,700	15,977
Total non-cash stock-based compensation expense	$27,819	$22,055

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.